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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Schein Pharmaceutical, Inc.
Florham Park, New Jersey

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 30, 1998, relating to the consolidated financial statements of Schein Pharmaceutical, Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated January 30, 1998 relating to the Schedule, which is contained in Part II of the Registration Statement.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

                                          /s/ BDO Seidman, LLP
April 3, 1998